Exhibit 10.1

CONSULTING AGREEMENT
(William T. Dame)

This Consulting Agreement (this “Agreement”) is made and entered into as of February 3, 2020 (the “Effective Date”) by and between Basic Energy Services, Inc. (the “Company”) and William T. Dame (the “Consultant”).

RECITALS

WHEREAS, Consultant formerly served as an employee of the Company in the position of Vice President, Pumping Services Division.

WHEREAS, following the termination of the Employee’s employment with the Company, Consultant will continue to provide consulting services to the Company.

WHEREAS, Company desires to engage Consultant to perform consulting services as an independent contractor basis (the “Services”), and Consultant desires to perform the Services as an independent contractor, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements, and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

TERMS

1.Services and Performance; Service Fees; No Right of Control. Company hereby engages Consultant for the Services listed and described on Exhibit A to this Agreement, which is incorporated here by reference. In consideration of the Services rendered, Company shall pay to Consultant the Service Fees set forth in Exhibit A in accordance with the payment schedule in Exhibit A. Consultant shall be solely responsible for supervising, controlling, and directing the details and manner of the completion of Services. Nothing in this Agreement shall give Company the right to instruct, supervise, control, or direct the details and manner of the completion of the Services by Consultant. Consultant’s Services must meet Company’s final approval and shall be subject to Company’s general right of inspection throughout the performance of the Services and to secure satisfactory final completion.

2.Term and Termination of Agreement.

(a)    Initial Term. This Agreement shall be in full force and effect for an “Initial Term” of one year commencing on the Effective Date and expiring on the first anniversary of the Effective Date (the “Expiration Date”), unless terminated before the Expiration Date in accordance with this paragraph.

(b)    Renewal Term. Notwithstanding the previous subparagraph, the effectiveness of this Agreement shall automatically be extended for an additional one year term on the Expiration Date (the “Renewal Date”), unless and until (i) either party gives written notice of non-renewal at least 30 days before the Expiration Date; or (ii) the Agreement is terminated earlier in accordance with this paragraph (the “Renewal Term”).

(c)    Termination Date and Term. The date upon which this Agreement terminates shall be the “Termination Date” for purposes of this Agreement. The period between the Effective Date and the Termination Date shall be referred to as the “Term” of this Agreement.

(d)    Termination for Material Breach or Other than Material Breach. Notwithstanding any other provision of this Agreement, each party may terminate this Agreement before the Expiration Date or the Renewal Date (i) upon written notice to the other party if the other party has continued to materially breach any provision of this Agreement or that certain Separation and Release Agreement between the parties (the “Separation Agreement”) after written notice of the breach from the other party and at least 10 days to cure same or (ii) upon 10 days’ written notice to the other party of the termination of this Agreement other than for material breach.

(e)    Liability Upon Termination. Upon any termination of this Agreement, Company shall have no liability to Consultant under this Agreement or otherwise other than for, on a prorated basis, the accrued unpaid Service Fees for Services already performed and finally accepted by Company as of the Termination Date.

3.Relationship of the Parties. Nothing in this Agreement creates or shall be deemed to create a partnership, joint venture, agency, employer-employee relationship, or guarantee of future engagement between Company and Consultant. In addition, Consultant hereby agrees and understands that Consultant shall not be an agent of Company and neither has nor shall have any right or authority to bind, commit, or otherwise obligate Company to any terms, conditions, or contractual obligations with any other party.

4.Independent Contractor Status. For all purposes, including but not limited to any laws concerning Social Security, disability insurance, workers’ compensation benefits, unemployment compensation, income-tax withholding, and all other applicable laws, rules, and regulations relating to employees, Consultant shall be treated as a self-employed independent contractor of Company. Accordingly, Consultant shall discharge all obligations imposed upon him as an independent contractor by all applicable laws, rules, and regulations including but not limited to those relating to income taxes and the filing of all returns and reports, payment of all assessments, taxes, and other sums required by applicable law with respect to Service Fees paid by Company. Except as expressly provided below, Consultant shall not be covered by Company’s insurance policies or are eligible for employee benefits provided by Company to its employees. Consultant further waives the right to participate in any such benefit programs. The only compensation, benefits, or consideration that Consultant shall be entitled to receive from Company during this Agreement are the Service Fees specifically set forth in Exhibit A and the other benefits expressly provided for below. Except as expressly provided below, Consultant acknowledges that he shall be solely responsible for the payment of his own income, self-employment, Social Security, and other applicable taxes and insurance premiums.

5.Payment of Taxes. Company shall provide an IRS Form 1099 to Consultant for all amounts paid as Service Fees. Consultant shall be solely responsible for paying when due all income taxes, including estimated taxes, incurred as a result of Services Fees paid by Company to Consultant. Upon request, Consultant shall provide Company with proof of timely payment. Consultant shall be solely responsible for filing all tax returns, tax declarations, and tax schedules with respect to any and all Service Fees paid to Consultant.

6.Use of Employees or Contractors. Consultant may not engage any employees, consultants, independent contractors, or subcontractors to perform Services under this Agreement without prior written permission from Company. All persons so engaged by Consultant to assist it in performing Services under this Agreement shall be deemed to be employees or contractors of Consultant and Consultant shall be solely responsible for their work, instruction, supervision, direction, control, compensation, benefits. Nothing in this Agreement shall be construed to impose any liability or duties on Company for the performance of any Services by any third party engaged, hired, or retained by Consultant.

7.Business Expenses and Costs; Tools; Materials; and Equipment. Except as preapproved by the Company in writing and supported by appropriate substantiating documentation, Consultant shall be solely responsible for paying all business expenses and costs incurred by it in performing Services under this Agreement. Except as provided by the Company, Consultant shall be solely responsible for supplying, purchasing, and maintaining, at its own expense, all tools, materials, equipment, and supplies required to perform the Services.

8.Continuing Obligations. Consultant acknowledges and agrees that the post-termination rights and obligations of the parties which continue by their terms under the Separation Agreement (together, the “Continuing Obligations”) shall continue in full force and effect according to their terms notwithstanding the termination of Consultant’s employment with the Company or the execution of this Agreement. Consultant acknowledges and agrees that Consultant has fully complied with such Continuing Obligations at all times before Consultant signs this Agreement and that he intends to, and shall, fully comply with such Continuing Obligations after he signs this Agreement. Finally, Consultant agrees that the Continuing Obligations shall supplement, rather than supplant, Consultant’s duties under this Agreement and the common law.

9.Standards of Performance; Compliance with Applicable Laws; Schedule; and Work Locations. Consultant shall perform all Services in a good and workmanlike manner, in accordance with good and customary industry practices. Consultant shall comply with all applicable laws, rules, ordinances, and regulations in connection with his performance of Services, including but not limited to all applicable occupational safety and health laws, regulations, ordinances, directives, and rules. Consultant shall be permitted to set its own schedule as long as it devotes sufficient time to timely and satisfactorily complete all Services. The Services shall be performed at mutually agreeable work locations. Notwithstanding any other provision of this Agreement, the level of Services that Consultant will perform for the Company after the Effective Date shall be no more than 20% of the average level of services he performed for Company in the 36 months preceding the Effective Date.

10.Non-Exclusivity of Services and Risk of Loss. The Services performed by Consultant under this Agreement are nonexclusive although Consultant may not perform any similar services for any third party during the Term without prior written permission from Company. The risk of loss in Consultant’s business shall be borne entirely by Consultant. Company shall have no right or duty to inquire as to the profit generated by Consultant in the performance of its business.

11.Secret and Confidential Information.

(a)    Access to Secret and Confidential Information. Prior to the Effective Date of this Agreement, the Company has given to Consultant in his capacity as an employee, and after the Effective Date and on an ongoing basis the Company shall give to Consultant in its capacity as an independent contractor, access to secret and confidential information (including, without limitation, secret and confidential information of the Company’s affiliates and subsidiaries) (collectively, “Secret and Confidential Information”), which the Consultant did not have access to or knowledge before given by, or acquired in connection with his Services for the Company. Secret and Confidential Information includes, without limitation: all of the Company’s technical and business information, whether patentable or not, which is of a confidential, trade secret or proprietary character, and which is either developed by the Consultant alone, with others or by others; lists of customers; identity of customers; identity of prospective customers; contract terms; bidding information and strategies; pricing methods or information; computer software; computer software methods and documentation; hardware; the Company or its affiliates or subsidiaries’ methods of operation; the procedures, forms and techniques used in servicing accounts; and other information or documents that the Company requires to be maintained in confidence for the Company’s continued business success.

(b)     Access to Specialized Training. As of the Effective Date and on an ongoing basis, the Company agrees to provide Consultant with initial and ongoing Specialized Training, which the Consultant does not have access to or knowledge of before the execution of this Agreement. “Specialized Training” includes the training the Company provides to its consultants that is unique to its business and enhances Consultant’s ability to perform Consultant’s Services effectively.

(c)     Agreement Not to Use or Disclose Secret and Confidential Information and Specialized Training. In exchange for the Company’s promises to provide Consultant with Specialized Training and Secret and Confidential Information, Consultant shall not during the Term or at any time thereafter, disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Specialized Training or Secret and Confidential Information, except as properly required in the ordinary course of the Company’s business or as directed and authorized by the Company. The Company agrees that general business processes which are not proprietary to the Company do not constitute “Secret and Confidential Information” for purposes of this Agreement and therefore may be used by Consultant for Consultant’s other clients without violating the Agreement.

(d)     Agreement to Refrain from Defamatory Statements. Consultant shall refrain, both during Term and after this Agreement terminates, from publishing any oral or written statements about the Company or any of its affiliates’ directors, officers, employees, agents, investors or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about the Company or any of its affiliates’ business affairs, directors, officers, employees, agents investors or representatives; or that constitute an intrusion into the seclusion or private lives of the Company or any of its affiliates’ directors, officers, employees, agents, investors or representatives; or that give rise to unreasonable publicity about the private lives of such directors, officers, employees, agents, investors or representatives; or that place such directors, officers, employees, agents, investors or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of such directors, officers, employees, agents, investors or representatives. A violation or threatened violation of this prohibition may be enjoined.

12.Duty to Return Company Documents and Property. Upon the termination this Agreement for any reason, Consultant shall immediately return and deliver to the Company any and all papers, books, records, documents, memoranda and manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof belonging to the Company or relating to its business, in Consultant’s possession, whether prepared by Consultant or others. If at any time after this Agreement terminates, Consultant determines that it has any Secret and Confidential Information in his possession or control, Consultant shall immediately return to the Company all such Secret and Confidential Information in his possession or control, including all copies and portions thereof.

13.Non-Recruitment Restrictions. Consultant agrees that during the Term and for a period of 12 months following the Termination Date, regardless of the reason for such termination, it will not, either directly or indirectly, or by acting in concert with others, solicit or influence or seek to solicit or influence, any employee of the Company or any affiliate to terminate, reduce or otherwise adversely affect his or her employment with the Company or any affiliate.

14.Tolling. If Consultant violates any of the restrictions contained in paragraph 13 of this Agreement, the restrictive period shall be suspended and shall not run in favor of Consultant from the time of the commencement of any violation until the time when the Consultant cures the violation to the Company’s reasonable satisfaction.

15.Remedies. Consultant acknowledges that the restrictions contained in paragraphs 13 through 15 of this Agreement, in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests, and that any violation of this Agreement would result in irreparable injury to the Company. In the event of a breach or a threatened breach by Consultant of any provision of paragraphs 13 through 15 of this Agreement, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Consultant from the commission of any breach, and to recover the Company’s attorneys’ fees, costs and expenses related to the breach or threatened breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees, and costs. These covenants and disclosures shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

16.Severability and Reformation. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction, the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

17.Indemnity. Consultant shall indemnify Company and its parents, subsidiaries, affiliates, shareholders, members, managers, partners, officers, directors, employees, contractors, agents, assigns, insurers, and representatives and hold each of them harmless from and against any and all direct and indirect claims, settlements, damages, liabilities, costs, and expenses (including, without limitation, attorneys’ fees, costs of defense, incidental damages, and consequential damages) asserted against or incurred by or on behalf of such person arising out of or relating to any of the following, REGARDLESS OF WHETHER SUCH CLAIMS, SETTLEMENTS, DAMAGES, LIABILITIES, COSTS, OR EXPENSES ARE BASED IN WHOLE OR IN PART UPON COMPANY’S ALLEGED NEGLIGENCE: (a) any breach by Consultant of any of the terms or conditions of this Agreement or any representations or warranties made by Consultant under this Agreement; or (b) any bodily injury, property damage, sickness, disease, disability, or death of Consultant related in any way to or arising from performance of the Services.

18.Representations and Warranties. Consultant represents and warrants to Company that Consultant is not a party to or is unaware of any non-disclosure, confidentiality, employment, non-competition, non-solicitation, or other agreement, arrangement, or interest of any kind whatsoever which is, or may be, inconsistent or in conflict with this Agreement, or which would prohibit, prevent, limit, or impair, in any way, its entering into this Agreement or its performance of any Services under this Agreement. Consultant further represents and warrants to Company that Consultant shall not utilize any confidential or proprietary information of any third party when performing the Services. Consultant further represents and warrants to Company that Consultant has the qualifications, experience, expertise, ability, and resources to timely and satisfactorily complete all Services.

19.Waiver of Right to Jury Trial. CONSULTANT HEREBY AGREES TO IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, OR CAUSE OF ACTION (INDIVIDUALLY, A “CLAIM”) AGAINST THE COMPANY OR ITS AFFILIATES ARISING UNDER OR RELATED TO THIS AGREEMENT (EITHER ALLEGED BREACH OR ENFORCEMENT).

20.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates (and its and their successors), as well as upon any person or entity, acquiring, whether by merger, consolidation, purchase of assets, dissolution or otherwise, all or substantially all of the capital stock, business and/or assets of the Company (or its successor) regardless of whether the Company is the surviving or resulting corporation.

21.Miscellaneous. This Agreement and the Separation Agreement constitute the entire agreements and understandings between the parties pertaining to their subject matters and supersede all prior and contemporaneous agreements or understandings pertaining to such subject matters between the parties. Notwithstanding the preceding sentence, nothing in this Agreement supersedes or relieves Consultant of his obligation to comply with the Continuing Obligations. This Agreement may not be amended unless in a writing signed by both parties. Consultant agrees that the Company has not made any promise or representation to him concerning this Agreement that is not expressed in this Agreement, and that in signing this Agreement, Consultant is not relying on any prior oral or written statement or representation by the Company but is instead relying solely on its own judgment. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Exclusive venue for purposes of any Claim between the parties arising out of or related to this Agreement is in any state or federal court of competent jurisdiction that regularly conducts proceedings in Tarrant County, Texas. Nothing in this Agreement, however, precludes the Company from seeking to remove a civil action from any state court to federal court. The recitals to this Agreement are incorporated into this Agreement. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement. All notices and other communications required or permitted to be given or made under this Agreement by either party shall be in writing and shall be deemed to have been duly given or made (a) when delivered personally or (b) when deposited in the U.S. mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party’s address listed below.

22.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

23.Third-Party Beneficiaries. The Company’s subsidiaries and other affiliates are intended to be third-party beneficiaries of this Agreement and therefore may enforce this Agreement.

AGREED as of the dates signed below:

BASIC ENERGY SERVICES, INC.		WILLIAM T. DAME
By:	/s/ Eric Lannen	By:	/s/ William T. Dame
	Eric Lannen		William T. Dame
Vice President of Human Resources

	Date Signed:		Date Signed:
	2/13/2020		2/13/2020

SERVICES AND SERVICE FEES
(William T. Dame)

Services:

Consultant shall: Consultant shall (1) work with the Company or its affiliates to answer any questions regarding the pressure pumping business (2) participate in any final divestiture meetings necessary; and (3) perform any other services which are mutually agreeable by the parties.

Service Fees:

Company shall pay Service Fees to Consultant during the Term equal $150/hour.

Payment Schedule, Terms, and Conditions:

Company shall pay Consultant Service Fees on a regular basis within 60 days of receiving an invoice.

Invoices:

Consultant shall issue to Company written invoices on a monthly or more frequent basis and such invoices shall include Consultant’s tax identification number, a general description of the Services performed, a summary of expenses with receipts (if applicable), an invoice number, and the invoice date.